Exhibit 99.1

Court Holds Shure in Contempt of Preliminary Injunction Order

SALT LAKE CITY, September 2, 2020 /PRNewswire/ -- ClearOne (NASDAQ: CLRO), a leading global provider of audio and visual communication solutions, comments on the order issued yesterday by Judge Edmond E. Chang of the U.S. District Court of the Northern District of Illinois holding that “Shure has violated the preliminary injunction order and is found in contempt because it designed the MXA910-A in such a way that allows it to be easily installed flush in most ceiling grids” (the “Contempt Order”).

The “preliminary injunction order” referenced (the “PI Order”) is the August 2019 Order that enjoined Shure from, among other things, “manufacturing, marketing, and selling the MXA910 in a way that encourages or allows integrators to install it in a drop-ceiling mounting configuration” in a way that infringes ClearOne’s U.S. Patent No. 9,813,806 (the “’806 Patent”).  In response to that Order, Shure released the MXA910-A, claiming publicly that “[t]he Court ruled on November 3, 2019, that the new MXA910W-A is not included under the preliminary injunction.”

In the Contempt Order, the Court corrected Shure: “[T]he record is clear and convincing that Shure—through its design choices—violated the injunction order by allowing integrators to install the MXA910-A in the enjoined flush configuration.”  Ultimately, the Court ordered that “Shure shall no longer manufacture, market, or sell the MXA910-A…”

In addition, the Court held that “[t]he record is also clear as to the MXA910-60CM, but in an abundance of caution, the Court will refrain from granting that aspect of the contempt motion to allow for additional discovery” on that and the “possibility that Shure also violated the preliminary injunction order” by “pushing” sales of the MXA910 immediately after the issuance of the PI Order—discovery to which ClearOne would not have otherwise been entitled.

“We believe that this Contempt Order finally puts to bed Shure’s claim that the MXA910-A is not subject to the PI Order,” said Zee Hakimoglu, CEO and Chair of ClearOne.

“The Order —rightfully in my view—described Shure’s efforts with the MXA910-A as ‘not fully in the spirit of a good-faith design around’ and concluded that Shure ‘either gave dishonest information to [its own] counsel or was negligent in the extreme in providing that information.’ ClearOne is pleased that the Court continues to hold Shure responsible for its unlawful conduct, and we will continue to vigorously pursue all available legal remedies to defend our strategic patents from infringement,” Hakimoglu concluded.

ClearOne’s motion to accuse Shure’s MXA910-US of infringing the ’806 Patent is still pending with the Court.

The case number in the U.S. District Court of the Northern District of Illinois is 17-cv-3078.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced, comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability.  Visit ClearOne at www.clearone.com.

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